SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             WORLD FINANCIAL NETWORK NATIONAL BANK on behalf of
              WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST
              (Issuer in respect of the Class A Floating Rate
                 Asset-Backed Certificates, Series 1999-A)
           (Exact name of registrant as specified in its charter)

            United States                                34-1610866
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


        800 Techcenter Drive
            Gahanna, Ohio                                  43230
(Address of principal executive offices)                 (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be registered

       Not Applicable                                Not Applicable

If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective upon             securities and is to become
filing pursuant to General                   effective simultaneously with the
Instruction A(c)(1), please                  effectiveness of a concurrent
check the following box.[ ]                  registration statement under the
                                             Securities Act of 1933 pursuant
                                             to General Instruction A(c)(2),
                                             please check the following
                                             box. [ ]



Securities to be registered pursuant to Section 12(g) of the Act:

       Class A Floating Rate Asset-Backed Certificates, Series 1999-A

Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the Class A Floating Rate Asset-Backed Certificates, Series 1999-A (the "Certificates"). A description of such Certificates, including provisions concerning distributions with respect thereto and other matters, is contained under the caption "Description of the Certificates" in the Prospectus Supplement dated September 10, 1999, included in the Registrant's Registration Statement on Form S-3 (File No. 333-85463). Such description is hereby incorporated by reference.

Item 2.  Exhibits.


  4.1    Specimen Class A Floating Rate Asset-Backed Certificate,
         Series 1999-A (Filed herewith)

  4.2 Pooling and Servicing Agreement ("PSA") between World Financial Network National Bank ("WFN"), as transferor and servicer, and Harris Trust and Savings Bank, as successor trustee (the "Trustee"), dated as of January 17, 1996 and amended and restated as of September 17, 1999 (Exhibit 4.1 to Registration Statement No. 333-85463 incorporated herein by reference).

  4.3 Series 1999-A Supplement to the PSA between WFN and Trustee, dated as of September 17, 1999 (Exhibit 4.4 to Registration Statement No. 333-85463 incorporated herein by reference).

                                 SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        WORLD FINANCIAL NETWORK CREDIT
                                        CARD MASTER TRUST

                                        BY:      WORLD FINANCIAL NETWORK
                                                 NATIONAL BANK



                                        By:     /s/ Dan T. Groomes
                                             -----------------------------
                                                 Dan T. Groomes
                                                 President
Date:    October 14, 1999

                             INDEX TO EXHIBITS


 Exhibit
   No.                     Document Description
-------                    --------------------

  4.1 Specimen Class A Floating Rate Asset-Backed Certificate, Series 1999-A (Filed herewith)

  4.2 Pooling and Servicing Agreement ("PSA") between World Financial Network National Bank ("WFN"), as transferor and servicer, and Harris Trust and Savings Bank, as successor trustee (the "Trustee"), dated as of January 17, 1996 and amended and restated as of September 17, 1999 (Exhibit 4.1 to Registration Statement No. 333-85463 incorporated herein by reference).

  4.3 Series 1999-A Supplement to the PSA between WFN and Trustee, dated as of September 17, 1999 (Exhibit 4.4 to Registration Statement No. 333-85463 incorporated herein by reference).